UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

July 29, 2005

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-50291	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 UNION BLVD, SUITE 540, LAKEWOOD, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2005, shareholders of VCG Holding Corp., a Colorado corporation (the “Company”), approved the Company’s 2004 Stock Option and Appreciation Rights Plan (the “2004 Plan”). The 2004 Plan was approved among other proposals brought before the Company’s shareholders at the Annual Shareholders Meeting of the Company. The Company’s Board of Directors approved and recommended the 2004 Plan for shareholder approval on September 8, 2004.

The purpose of the 2004 Plan is to induce the Company’s officers, directors, employees and consultants or any of the Company’s subsidiaries who are in positions to contribute materially to the Company’s growth and prosperity to remain with the Company by offering these individuals incentives and rewards in recognition of their contributions to the Company. The 2004 Plan applies to all grants of stock options and stock appreciation rights (SARs) granted on or after the date the 2004 Plan is approved or adopted by the Company’s directors unless otherwise indicated.

Under the 2004 Plan, the Company may issue options which will result in the issuance of up to an aggregate of 1,000,000 shares of our common stock. The 2004 Plan provides for options which qualify as incentive stock options (Incentive Options) under Section 422 of the Code, as well as the issuance of non-qualified options (Non-Qualified Options). The shares issued by the Company under the 2004 Plan may be either treasury shares or authorized but unissued shares as the Board may determine from time to time. Also, the Company may grant Non-Qualified Options and SARs only to those of the Company’s officers, directors, employees and consultants who are not the Company’s employees or those of any of its subsidiaries as selected by the Board or the Board’s committee. The 2004 Plan also provides for Incentive Options, which are available only to officers, directors (who are also employees) and employees of the Company or its subsidiaries as selected by the Board or appointed by a Board committee.

Options granted under the 2004 Plan must be evidenced by a stock option agreement in a form consistent with the provisions of the 2004 Plan. In the event that employment or service provided by a 2004 Plan participant is terminated for cause, any vested or unvested options, rights to any options, or SARs of the 2004 Plan participant will terminate immediately regardless of whether the option is qualified or non-qualified. In the event a 2004 Plan participant is terminated for any reason other than for cause, death or disability, any non-qualified or qualified options, options rights or SARs held by the 2004 Plan participant may be exercised for 3 months after termination or at any time prior to the expiration of the of the option, whichever is shorter, but only to the extent vested on the termination date.

The price at which shares of common stock covered by the option can be purchased is determined by the Board; however, in all instances the exercise price is never less than the fair market value of common stock on the date the option is granted. To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period in which it may be exercised in accordance with the terms and provisions of the 2004 Plan described above, the Incentive

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Option or Non-Qualified Option will expire as to the then unexercised portion. To exercise an option, the 2004 Plan participant must tender an amount equal to the total option exercise price of the underlying shares and provide written notice of the exercise to the Company. The right to purchase shares is cumulative so that once the right to purchase any shares has vested, those shares or any portion of those shares may be purchased at any time thereafter until the expiration or termination of the Option.

With respect to awards that result in a transfer to the participant of cash or shares or other property, if no restriction on transferability or substantial risk of forfeiture applies to the transferred amounts, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares or other property actually received at the time received. If the Company grants an award of deferred stock or permit the participant to elect to defer receipt of cash or shares under a 2004 Plan award, the participant will defer the time he or she becomes subject to income tax, and the Company’s right to claim a tax deduction will be likewise deferred. If a restriction on transferability and substantial risk of forfeiture applies to shares or other property transferred to a participant under an award (such as, for example, restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, the Company generally can claim a tax deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax. The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2004 Plan. This discussion is not intended as tax guidance to participants in the 2004 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2004 Plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws.

The foregoing is a summary description of the terms of the 2004 Plan and by its nature is incomplete. It is qualified in its entirety by the text of the 2004 Plan, a copy of which is filed as Exhibit 10.1 hereto. All readers of this Current Report are encouraged to read the entire text of the 2004 Plan.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1. 2004 Stock Option and Appreciation Rights Plan.

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: August 1, 2005	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer

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